UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 14, 2005

SIMPLETECH, INC.

(Exact name of registrant as specified in charter)

California	000-31623	33-0399154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Daimler Street, Santa Ana, California	92705-5812
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 476-1180

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

At its regularly scheduled meeting held on October 14, 2005, the Board of Directors (the “Board”) of SimpleTech, Inc. (the “Company”) approved an increase in the compensation to its non-employee directors. The fee to non-employee directors for attendance at each meeting of the Company’s Board increased from $3,000 per meeting to $5,000 per meeting. Non-employee directors will not receive any compensation for attendance at meetings of the various committees of the Board. No changes were made to the other compensation arrangements for the non-employee directors.

A summary of the Company’s current non-employee director compensation arrangements, reflecting the change referenced above, is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit
99.1	Summary of Non-Employee Director Compensation Arrangements

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SimpleTech, Inc.

Date: October 20, 2005	By:	/s/ Dan Moses
Dan Moses Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit
99.1	Summary of Non-Employee Director Compensation Arrangements